INCORPORATED UNDER THE LAWS OF THE

GEORGIA



NUMBER

SHARES

SOTECH, INC.

The Corporation is authorized to issue 110,000,000 Total Shares
100,000,000 Shares of Common Stock
10,0000,000 Shares of Preferred Stock

This Certifies that SAMPLE DOCUMENT is the owner of

Shares of the Capital Stock of

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto affixed at

this ______ day of ______ A.D. 2005

PRESIDENT

SECRETARY

Shares .0001 Par Value Each.

A00[illegible]

CERTIFICATE

FOR SHARES

OF THE

Capital Stock

ISSUED TO

DATED

For Value Received, ______ *hereby sell, assign and transfer unto* ______________________________

______________________________ *Shares*

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________ *20* ______

In presence of

______________________________ ______________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.